Green Dot Reports Second Quarter 2016 Total Operating Revenues of $173.5M

•	Including unusual incremental launch expenses of $7.2M, the Company reports GAAP results of $8.0M and $0.16 for net income and EPS, respectively

•	Including unusual incremental launch expenses of $7.2M, the Company reports non-GAAP results of $32.4M and $0.27 for adjusted EBITDA and non-GAAP EPS, respectively

Pasadena, CA - August 4, 2016 - Green Dot Corporation (NYSE: GDOT), today reported financial results for the second quarter ended June 30, 2016.
For the second quarter of 2016, Green Dot reported GAAP revenue of $173.5 million and non-GAAP total operating revenues1 of $173.6 million. Green Dot also reported $0.16 in GAAP diluted earnings per common share. The Company reported adjusted EBITDA1 of $32.4 million and $0.27 in non-GAAP diluted earnings per common share1, including $7.2 million of unusual incremental launch expenses. Net cash provided by operating activities in the quarter totaled $19.5 million. As of June 30, 2016, Green Dot's consolidated balance sheet held total unencumbered cash of $101.1 million.
"I'm pleased to report a strong second quarter for Green Dot, delivering results ahead of our expectations for revenue, adjusted EBITDA and adjusted EPS," said Steve Streit, Green Dot Chief Executive Officer. "We continue to execute against our six-step plan. In the second quarter we experienced improving revenue from our legacy portfolio and superior unit economics from new card products, which generated strong year over year organic growth in our prepaid card business lines. Other new initiatives are also going well. We successfully rolled out MoneyPak which is currently on sale at over 17,000 locations with new Green Dot retailers, including CVS agreeing to sell the new MoneyPak within the year. Our partnership with Uber is growing. The Uber Debit from GoBank account has registered over 80,000 drivers and advanced over $80 million in wages to GoBank accounts so far and continues to add drivers weekly. More recently, we extended the Instant Pay option to enable instant payments to most bank accounts with MasterCard, Visa or Discover debit cards. The Instant Pay to any debit card pilot launched just a few weeks ago and driver adoption is growing rapidly with 60,000 transactions completed in just that short period of time since its limited launch.”
“Finally, we remain committed to executing on our $150 million share repurchase plan, and we are also actively seeking opportunities to improve returns from Green Dot Bank. We are working with our regulators to give us greater flexibility to invest stable core deposits into higher yielding but safe investments, to dividend excess capital held at the bank back to the holding company, and to expand into lending. Green Dot is positioned for long-term success and remains committed to delivering on its six-step plan to achieve at least $1.75 in Non-GAAP EPS in 2017," concluded Streit.
GAAP financial results for the second quarter of 2016 compared to the second quarter of 2015:

•	Total operating revenues on a generally accepted accounting principles (GAAP) basis were $173.5 million for the second quarter of 2016 from $170.2 million for the second quarter of 2015

•	GAAP net income was $8.0 million for the second quarter of 2016 from GAAP net income of $3.5 million for the second quarter of 2015

•	GAAP basic and diluted earnings per common share were both $0.16 for the second quarter of 2016 from $0.07 and $0.06, respectively, for the second quarter of 2015

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Non-GAAP financial results for the second quarter of 2016 compared to the second quarter of 2015:1

•	Non-GAAP total operating revenues[1] were $173.6 million for the second quarter of 2016 from $170.8 million for the second quarter of 2015

•	Including unusual incremental launch expenses of $7.2 million:

▪
Adjusted EBITDA[1] was $32.4 million, or 18.7% of non-GAAP total operating revenues[1] for the second quarter of 2016 from $34.2 million, or 20.1% of non-GAAP total operating revenues[1] for the second quarter of 2015

▪	Non-GAAP net income[1] was $14.1 million for the second quarter of 2016 from $14.8 million for the second quarter of 2015

▪	Non-GAAP diluted earnings per share[1] was $0.27 for the second quarter of 2016 from $0.28 for the second quarter of 2015
The following table shows the Company's quarterly key business metrics for each of the last six calendar quarters. Please refer to the Company's latest Annual Report on Form 10-K for a description of the key business metrics.

	2016		2015
	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Number of cash transfers	9.35	9.71	9.71	9.53	9.55	10.09
Number of tax refunds processed	2.18	8.18	0.06	0.10	2.00	8.52
Number of active cards at quarter end	4.28	4.75	4.50	4.51	4.80	5.38
Gross dollar volume	$5,372	$6,569	$5,441	$5,040	$5,177	$6,350
Purchase volume	$3,863	$4,708	$3,866	$3,676	$3,829	$4,684
Selected Business Updates
Green Dot is pleased to announce the following business developments, which all map to Green Dot’s previously-disclosed Six-Step Plan.
Business Development:

•	In July, the Walmart MoneyCard gained additional placements in the Customer Service area of 4,600 Walmart stores.

•	Green Dot has entered into a multi-year extension with Walgreens for the retailer to sell all of Green Dot’s new prepaid products and conduct reload transactions.

•
Earlier this year, Green Dot and Uber entered into an agreement to extend an "Instant Pay" functionality to debit cards issued by GoBank. This feature allows driver partners to get their earnings instantly deposited to their Uber Debit Card from GoBank account. Since the program began in March, Uber Debit by GoBank has registered over 80,000 drivers.

•
In addition, Green Dot and Uber have been piloting "Instant Pay" to any debit card, which enables instant payments to most bank accounts with MasterCard, Visa or Discover debit cards. The “Instant Pay” to any debit card pilot program is currently running in 45 cities, and since the program launched, Green Dot has completed over 60,000 “Instant Pay” transactions to drivers enrolled in the program.

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

New Products:

•
The new MoneyPak product launched in April beginning with Rite Aid and Walgreens stores, followed by Kroger, Gerlands, Weis, Stater Bros, Hannaford and Food Lion.  The product is expected to be rolled out in CVS stores nationwide beginning in September. The rollout to additional retailers is expected to continue throughout the year.

•
The new Green Dot Everyday Visa and MasterCard product and the new Green Dot 5% Cash-Back Visa Debit Card product launched at Walgreens, CVS, Rite Aid, 7-11, Dollar General, Family Dollar, Dollar Tree, Kmart, Kroger, Meijer, Gerlands, Weis, Stater Bros, Hannaford and Food Lion in the second quarter.

New Partnerships:

•	During the second quarter, Green Dot has added another 1,550 new retail locations to its retail footprint with a distribution agreement with Office Depot and Office Max.

•	Green Dot is pleased to welcome the fifth largest convenience store chain, Corner Store, and its 1,251 locations as a new Green Dot retail distributor.
Capital Allocation:

•
In April of 2016, Green Dot implemented the repurchase of a total of $50 million of its Class A common stock under an accelerated stock repurchase transaction. Under the agreement, Green Dot received an initial delivery of approximately 1.9 million shares. The final number of shares to be repurchased and the aggregate cost per share to Green Dot will be based on Green Dot’s volume-weighted average stock price during the term of the transaction, which is expected to be completed by November 2016. Green Dot has now repurchased $100 million of its Class A common stock since September of 2015 when Green Dot’s regulators first approved the program.

Accolades:

•
Leading financial site and search engine, CardHub.com, released its annual ranking of the top prepaid cards. Green Dot’s Reloadable Prepaid Card and Green Dot's Walmart MoneyCard were recognized in the “Alternative Checking Account” category.  This win supplements other awards received by Green Dot earlier this year, including the PayBefore 2016 Pay Awards and PYMNTS Project Innovation Awards.

Said Mark Shifke, Green Dot’s Chief Financial Officer, “Based on our robust Q2 performance, we're increasing our full year revenue guidance by $3 million from a range of $705 million to $710 million to a new range of $708 million to $713 million. Of that, we expect to generate $152 million of revenue in Q3 implying $157 million in Q4."
"While total adjusted EBITDA declined slightly year-over-year, our result of $32.4 million was materially better than our expectation of $28 million. Furthermore, our strong adjusted EBITDA over-performance included the absorption in the quarter of $7.2 million of incremental and unusual launch expenses plus the fact that we had not yet fully lapped the Walmart commission rate increase until May. This over-performance was the result of strong underlying organic margin expansion, which was driven by what we believe to be four sustainable and repeatable factors- 1) higher revenue per active card from our installed base of older prepaid cards, 2) better unit economics from our new suite of prepaid cards, 3) a continuing trend of higher revenue per reload transaction, and 4) an increasingly more efficient operating platform allowing more of that incremental revenue to fall to the bottom line. While we are currently tracking towards the higher end of our current adjusted EBITDA range of $156 million to $160 million, we have decided to maintain our current guidance range until more certainty emerges in the second half around the net costs we expect to incur related to the delay of the "Wave 4” processor conversion and around the performance of certain new initiatives."
Updated Outlook for 2016
Green Dot has provided its updated outlook for 2016. Green Dot’s outlook is based on a number of assumptions that management believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
In 2016, Green Dot has incurred unusual incremental product launch expenses for the cost of deploying hundreds of merchandisers to Green Dot’s network of nearly 100,000 retail locations for the purpose of removing and destroying old inventory and replacing that old inventory with new inventory. The Company currently expects these costs will total $11 million in 2016. Green Dot's 2016 outlook includes these unusual incremental launch expenses.
Non-GAAP Total Operating Revenues2

•	Green Dot now expects full year non-GAAP total operating revenues[2] to be between $708 million and $713 million.

•	For Q3, Green Dot expects non-GAAP total operating revenues[2] to be approximately $152 million
Adjusted EBITDA2

•	The Company expects full year adjusted EBITDA[2] between $156 million and $160 million, including unusual incremental launch expenses.

•	For Q3, Green Dot expects adjusted EBITDA[2] to be approximately $22 million including an estimated $1 million (of the total full year $11 million) in unusual incremental launch expenses.
Non-GAAP EPS2

•	The Company expects non-GAAP EPS[2] for the full year between $1.39 and $1.44, including $11 million in unusual incremental launch expenses.

•	For Q3, Green Dot expects non-GAAP EPS[2] of approximately $0.16 including an estimated $1 million (of the total full year $11 million) in unusual incremental launch expenses.

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

The Company's non-GAAP EPS2 full year range for 2016, including incremental launch expenses, is calculated as follows:

	Range
	Low	High
	(In millions, except per share data)
Adjusted EBITDA	$156.0	$160.0
Depreciation and amortization*	(42.2)	(42.2)
Net interest expense	(0.4)	(0.4)
Non-GAAP pre-tax income	$113.4	$117.4
Tax impact**	(41.8)	(43.3)
Non-GAAP net income	$71.6	$74.1
Non-GAAP diluted weighted-average shares issued and outstanding**	51.6	51.3
Non-GAAP earnings per share	$1.39	$1.44

*	Excludes the impact of amortization on acquired intangible assets
**	Assumes an effective tax rate of 36.9%

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Conference Call
The Company will host a conference call to discuss second quarter 2016 financial results today at 5:00 p.m. ET. Hosting the call will be Steve Streit, Chief Executive Officer, and Mark Shifke, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 348-8307, or for international callers (412) 902-4242. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (877) 870-5176, or for international callers (858) 384-5517; and entering the conference ID 10088864. The replay of the webcast will be available until Thursday, August 11, 2016. The call will be webcast live from the Company's investor relations website at http://ir.greendot.com/.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's future performance contained under "Updated Outlook for 2016" and in the quotes of its executive officers and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the timing and impact of revenue growth activities, the Company's dependence on revenues derived from Walmart and three other retail distributors, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, the extent to which the Company’s processing technology partner covers the Company’s expenses and other losses associated with the processor migration issues that began in May 2016 and have caused a delay in the Company’s processor migration until at least the first half of 2017, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations. These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of August 4, 2016, and the Company assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses measures of operating results that are adjusted to exclude net interest income and expense; income tax benefit and expense; depreciation and amortization; employee stock-based compensation expense; stock-based retailer incentive compensation expense; contingent consideration; other charges and income; transaction costs; and impairment charges. This earnings release includes non-GAAP total operating revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP weighted-average shares issued and outstanding and adjusted EBITDA. It also includes full-year 2016 guidance for non-GAAP total operating revenues, adjusted EBITDA, non-GAAP net income and non-GAAP EPS. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared in accordance with GAAP. The Company's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation, along with its wholly owned subsidiaries, is a pro-consumer financial technology innovator with a mission to provide a full range of affordable and accessible financial services to the masses. Green Dot is the largest provider of reloadable prepaid debit cards and cash reload processing services in the United States. Green Dot is also a leader in mobile technology and mobile banking with its award-winning GoBank mobile checking account and a top 20 debit card issuer among all banks and credit unions in the country. Through its wholly owned subsidiary, TPG, Green Dot is additionally the largest processor of tax refund disbursements in the U.S. Green Dot's products and services are available to consumers through a large-scale "branchless bank" distribution network of more than 100,000 U.S. locations, including retailers, neighborhood financial service center locations, and tax preparation offices, as well as online, in the leading app stores and through leading online tax preparation providers. Green Dot Corporation is headquartered in Pasadena, Calif., with additional facilities throughout the United States and in Shanghai, China.
Contacts
Investor Relations
IR@greendot.com

Media Relations
Brian Ruby, 203-682-8286
Brian.Ruby@icrinc.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30, 2016	December 31, 2015
	(Unaudited)
Assets	(In thousands, except par value)
Current assets:
Unrestricted cash and cash equivalents	$570,119	$772,128
Federal funds sold	—	1
Restricted cash	8,921	5,793
Investment securities available-for-sale, at fair value	48,914	49,106
Settlement assets	121,180	69,165
Accounts receivable, net	28,449	42,153
Prepaid expenses and other assets	30,800	30,511
Income tax receivable	—	6,434
Total current assets	808,383	975,291
Investment securities, available-for-sale, at fair value	158,436	132,433
Loans to bank customers, net of allowance for loan losses of $266 and $426 as of June 30, 2016 and December 31, 2015, respectively	5,894	6,279
Prepaid expenses and other assets	3,594	6,416
Property and equipment, net	80,076	78,877
Deferred expenses	6,191	14,509
Net deferred tax assets	3,572	3,864
Goodwill and intangible assets	462,541	473,779
Total assets	$1,528,687	$1,691,448
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,720	$37,186
Deposits	558,046	652,145
Obligations to customers	35,301	61,300
Settlement obligations	2,947	5,074
Amounts due to card issuing banks for overdrawn accounts	1,531	1,067
Other accrued liabilities	102,305	87,635
Deferred revenue	10,227	22,901
Note payable	20,966	20,966
Income tax payable	4,950	—
Total current liabilities	751,993	888,274
Other accrued liabilities	20,737	37,894
Note payable	90,203	100,686
Net deferred tax liabilities	1,634	1,272
Total liabilities	864,567	1,028,126

Stockholders’ equity:
Convertible Series A preferred stock, $0.001 par value (as converted): 10 shares authorized as of June 30, 2016 and December 31, 2015; 2 shares issued and outstanding as of June 30, 2016 and December 31, 2015	2	2
Class A common stock, $0.001 par value: 100,000 shares authorized as of June 30, 2016 and December 31, 2015; 48,544 and 50,502 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	49	51
Additional paid-in capital	338,597	379,376
Retained earnings	325,013	284,108
Accumulated other comprehensive income (loss)	459	(215)
Total stockholders’ equity	664,120	663,322
Total liabilities and stockholders’ equity	$1,528,687	$1,691,448

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$84,542	$83,810	$176,428	$171,034
Processing and settlement service revenues	41,887	39,416	122,903	126,537
Interchange revenues	47,059	47,635	102,181	102,361
Stock-based retailer incentive compensation	—	(614)	—	(2,520)
Total operating revenues	173,488	170,247	401,512	397,412
Operating expenses:
Sales and marketing expenses	63,077	55,845	126,941	117,124
Compensation and benefits expenses	41,092	41,461	84,179	82,815
Processing expenses	26,544	27,120	55,057	57,720
Other general and administrative expenses	29,906	38,903	67,980	66,939
Total operating expenses	160,619	163,329	334,157	324,598
Operating income	12,869	6,918	67,355	72,814
Interest income	1,533	1,118	3,834	2,496
Interest expense	(1,408)	(1,549)	(6,189)	(3,045)
Income before income taxes	12,994	6,487	65,000	72,265
Income tax expense	4,968	2,991	24,092	27,956
Net income	8,026	3,496	40,908	44,309
Income attributable to preferred stock	(244)	(99)	(1,226)	(1,263)
Net income available to common stockholders	$7,782	$3,397	$39,682	$43,046

Basic earnings per common share:	$0.16	$0.07	$0.81	$0.83
Diluted earnings per common share:	$0.16	$0.06	$0.79	$0.83
Basic weighted-average common shares issued and outstanding:	48,471	51,811	49,167	51,631
Diluted weighted-average common shares issued and outstanding:	49,818	52,275	50,396	52,104

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2016	2015
	(In thousands)
Operating activities
Net income	$40,908	$44,309
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	21,623	18,478
Amortization of intangible assets	11,523	11,209
Provision for uncollectible overdrawn accounts	39,787	31,566
Employee stock-based compensation	13,052	11,623
Stock-based retailer incentive compensation	—	2,520
Amortization of premium on available-for-sale investment securities	599	508
Change in fair value of contingent consideration	(5,500)	(7,516)
Amortization of deferred financing costs	767	767
Impairment of capitalized software	136	4,997
Deferred income tax expense	1	12
Changes in operating assets and liabilities:
Accounts receivable, net	(26,269)	(3,765)
Prepaid expenses and other assets	2,533	(3,417)
Deferred expenses	8,318	9,521
Accounts payable and other accrued liabilities	(16,349)	(19,898)
Amounts due to card issuing banks for overdrawn accounts	464	497
Deferred revenue	(12,724)	(10,719)
Income tax payable	11,396	27,424
Other, net	179	56
Net cash provided by operating activities	90,444	118,172

Investing activities
Purchases of available-for-sale investment securities	(79,835)	(126,036)
Proceeds from maturities of available-for-sale securities	53,884	33,531
Proceeds from sales of available-for-sale securities	575	12,935
Increase in restricted cash	(3,128)	(1,253)
Payments for acquisition of property and equipment	(23,980)	(25,042)
Net decrease in loans	385	99
Acquisition, net of cash acquired	—	(65,209)
Net cash used in investing activities	(52,099)	(170,975)

Financing activities
Repayments of borrowings from note payable	(11,250)	(11,250)
Borrowings on revolving line of credit	15,000	30,001
Repayments on revolving line of credit	(15,000)	(30,001)
Proceeds from exercise of options	7,114	1,836
Excess tax benefits from exercise of options	1,235	27
Taxes paid related to net share settlement of equity awards	(3,834)	(1,038)
Net (decrease) increase in deposits	(94,099)	42,680
Net (decrease) increase in obligations to customers	(80,141)	60,929
Contingent consideration payments	(367)	(668)
Repurchase of Class A common stock	(59,013)	—
Net cash (used in) provided by financing activities	(240,355)	92,516

Net (decrease) increase in unrestricted cash, cash equivalents, and federal funds sold	(202,010)	39,713
Unrestricted cash, cash equivalents, and federal funds sold, beginning of year	772,129	724,638
Unrestricted cash, cash equivalents, and federal funds sold, end of year	$570,119	$764,351

Cash paid for interest	$5,422	$2,278
Cash paid for income taxes	$11,472	$891

GREEN DOT CORPORATION
REPORTABLE SEGMENTS
(UNAUDITED)

	Three Months Ended June 30, 2016
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$135,109	$45,257	$(6,878)	$173,488
Operating expenses	114,959	33,020	12,640	160,619
Operating income	$20,150	$12,237	$(19,518)	$12,869

	Three Months Ended June 30, 2015
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$134,772	$42,631	$(7,156)	$170,247
Operating expenses	112,827	30,363	20,139	163,329
Operating income	$21,945	$12,268	$(27,295)	$6,918

	Six Months Ended June 30, 2016
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$280,249	$136,627	$(15,364)	$401,512
Operating expenses	234,111	72,042	28,004	334,157
Operating income	$46,138	$64,585	$(43,368)	$67,355

	Six Months Ended June 30, 2015
	Account Services	Processing and Settlement Services	Corporate and Other	Total
	(In thousands)
Operating revenues	$282,631	$132,807	$(18,026)	$397,412
Operating expenses	230,980	67,220	26,398	324,598
Operating income	$51,651	$65,587	$(44,424)	$72,814

The Company's operations are comprised of two reportable segments: 1) Account Services and 2) Processing and Settlement Services. The Account Services segment consists of revenues and expenses derived from the Company's branded and private label deposit account programs. These programs include Green Dot-branded and affinity-branded GPR card accounts, private label GPR card accounts, checking accounts and open-loop gift cards. The Processing and Settlement Services segment consists of revenues and expenses derived from reload services through the Green Dot Network and the Company's tax refund processing services. The Corporate and Other segment primarily consists of eliminations of intersegment revenues and expenses, unallocated corporate expenses, depreciation and amortization, and other costs that are not considered when management evaluates segment performance.

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(In thousands)
Total operating revenues	$173,488	$170,247	$401,512	$397,412
Stock-based retailer incentive compensation (2)(4)	—	614	—	2,520
Contra-revenue advertising costs (3)(4)	99	(72)	318	1,744
Non-GAAP total operating revenues	$173,587	$170,789	$401,830	$401,676
Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(In thousands, except per share data)
Net income	$8,026	$3,496	$40,908	$44,309
Employee stock-based compensation expense (5)	7,407	6,410	13,052	11,623
Stock-based retailer incentive compensation (2)	—	614	—	2,520
Amortization of acquired intangibles (6)	5,749	5,884	11,523	11,209
Change in fair value of contingent consideration (6)	(5,500)	100	(5,500)	(7,516)
Other charges (income) (7)	1,643	(182)	2,442	2,485
Transaction costs (6)	12	403	91	685
Amortization of deferred financing costs (7)	383	383	767	767
Impairment charges (7)	31	4,997	136	4,997
Income tax effect (8)	(3,641)	(7,259)	(8,344)	(10,355)
Non-GAAP net income	$14,110	$14,846	$55,075	$60,724
Diluted earnings per common share*
GAAP	$0.16	$0.06	$0.79	$0.83
Non-GAAP	$0.27	$0.28	$1.06	$1.13
Diluted weighted-average common shares issued and outstanding
GAAP	49,818	52,275	50,396	52,104
Non-GAAP	51,337	53,804	51,915	53,678

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(In thousands)
Diluted weighted-average shares issued and outstanding*	49,818	52,275	50,396	52,104
Assumed conversion of weighted-average shares of preferred stock	1,519	1,518	1,519	1,516
Weighted-average shares subject to repurchase	—	11	—	58
Non-GAAP diluted weighted-average shares issued and outstanding	51,337	53,804	51,915	53,678

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

GREEN DOT CORPORATION
Supplemental Detail on Non-GAAP Diluted Weighted-Average Shares Issued and Outstanding
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(In thousands)
Stock outstanding as of June 30:
Class A common stock	48,544	51,911	48,544	51,911
Preferred stock (on an as-converted basis)	1,519	1,519	1,519	1,519
Total stock outstanding as of June 30:	50,063	53,430	50,063	53,430
Weighting adjustment	(73)	(90)	623	(225)
Dilutive potential shares:
Stock options	524	272	482	276
Restricted stock units	820	185	745	189
Employee stock purchase plan	3	7	2	8
Non-GAAP diluted weighted-average shares issued and outstanding	51,337	53,804	51,915	53,678
Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(In thousands)
Net income	$8,026	$3,496	$40,908	$44,309
Net interest (income) expense (4)	(125)	431	2,355	549
Income tax expense	4,968	2,991	24,092	27,956
Depreciation and amortization of property and equipment (4)	10,219	9,102	21,623	18,477
Employee stock-based compensation expense (4)(5)	7,407	6,410	13,052	11,623
Stock-based retailer incentive compensation (2)(4)	—	614	—	2,520
Amortization of acquired intangibles (4)(6)	5,749	5,884	11,523	11,209
Change in fair value of contingent consideration (4)(6)	(5,500)	100	(5,500)	(7,516)
Other charges (income) (4)(7)	1,643	(182)	2,442	2,485
Transaction costs (4)(6)	12	403	91	685
Impairment charges (4)(7)	31	4,997	136	4,997
Adjusted EBITDA	$32,430	$34,246	$110,722	$117,294
Non-GAAP total operating revenues	$173,587	$170,789	$401,830	$401,676
Adjusted EBITDA/non-GAAP total operating revenues (adjusted EBITDA margin)	18.7%	20.1%	27.6%	29.2%

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenue (1)
(Unaudited)

		FY 2016
		Range
	Q3 2016	Low	High
	(In millions)
Total operating revenues	$152.0	$707.6	$712.6
Contra-revenue advertising costs (3)(4)	—	0.4	0.4
Non-GAAP total operating revenues	$152.0	$708.0	$713.0

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Adjusted EBITDA (1)
(Unaudited)

		FY 2016
		Range
	Q3 2016	Low	High
	(In millions)
Net income	$—	$39.6	$42.1
Adjustments (9)	22.0	116.4	117.9
Adjusted EBITDA	$22.0	$156.0	$160.0

Non-GAAP total operating revenues	$152.0	$713.0	$708.0
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	14%	22%	23%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

		FY 2016
		Range
	Q3 2016	Low	High
	(In millions, except per share data)
Net income	$—	$39.6	$42.1
Adjustments (9)	8.0	32.0	32.0
Non-GAAP net income	$8.0	$71.6	$74.1
Diluted earnings per share*
GAAP	$—	$0.79	$0.85
Non-GAAP	$0.16	$1.39	$1.44
Diluted weighted-average shares issued and outstanding**
GAAP	50.1	50.1	49.8
Non-GAAP	51.6	51.6	51.3

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
**	Diluted weighted-average Class A shares issued and outstanding is the most directly comparable GAAP measure for the periods indicated.

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Diluted Weighted-Average Shares Issued and Outstanding (1)
(Unaudited)

		FY 2016
		Range
	Q3 2016	Low	High
	(In millions)
Diluted weighted-average shares issued and outstanding*	50.1	49.8	50.1
Assumed conversion of weighted-average shares of preferred stock	1.5	1.5	1.5
Non-GAAP diluted weighted-average shares issued and outstanding	51.6	51.3	51.6

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as we do. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
stock-based retailer incentive compensation is a non-cash GAAP accounting charge that is an offset to the Company’s actual revenues from operations as the Company has historically calculated them. This charge resulted from the monthly lapsing of the Company’s right to repurchase a portion of the 2,208,552 shares it issued to its largest distributor, Walmart, in May 2010. By adding back this charge to the Company’s GAAP total operating revenues, investors can make direct comparisons of the Company’s revenues from operations prior to May 2015, when the repurchase right fully lapsed, and thus more easily perceive trends in the Company’s core operations. Further, because the monthly charge is based on the then-current fair market value of the shares as to which the Company’s repurchase right lapses, adding back this charge eliminates fluctuations in the Company’s operating revenues caused by variations in its stock price and thus provides insight on the operating revenues directly associated with those core operations;

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses of approximately $7.4 million and $6.4 million for the three months ended June 30, 2016 and 2015, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as net interest income and expense, income tax benefit and expense, depreciation and amortization, employee stock-based compensation expense, stock-based retailer incentive compensation expense, contingent consideration, other charges and income, transaction costs, and impairment charges that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
This expense consists of the recorded fair value of the shares of Class A common stock for which the Company’s right to repurchase has lapsed pursuant to the terms of the May 2010 agreement under which they were issued to Wal-Mart Stores, Inc., a contra-revenue component of the Company’s total operating revenues. The Company does not believe these non-cash expenses are reflective of ongoing operating results. Our right to repurchase any shares issued to Walmart fully lapsed during the three months ended June 30, 2015. As a result, we no longer recognize stock-based retailer incentive compensation in future periods.

(3)
This expense consists of certain co-op advertising costs recognized as contra-revenue under GAAP. The Company believes the substance of the costs incurred are a result of advertising and is not reflective of ongoing total operating revenues. The Company believes that excluding co-op advertising costs from total operating revenues facilitates the comparison of our financial results to the Company's historical operating results.

(4)
The Company does not include any income tax impact of the associated non-GAAP adjustment to non-GAAP total operating revenues or adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(5)
This expense consists primarily of expenses for employee stock options and restricted stock units. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, the Company believes that it is useful to investors to understand the impact of employee stock-based compensation to its results of operations.

(6)
The Company excludes certain income and expenses that are the result of acquisitions. These acquisition related adjustments include the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in the Company recording expenses or fair value adjustments in its GAAP financial statements. The Company analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition related adjustment is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations.

(7)
The Company excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in the Company's GAAP financial statements, the Company excludes them in it's non-GAAP financial measures because the Company believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include amortization attributable to deferred financing costs, impairment charges related to internal-use software, expenses incurred with our proxy contest and other charges related to gain or loss contingencies. In determining whether any such adjustments is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations.

(8)	Represents the tax effect for the related non-GAAP measure adjustments using the Company's year to date effective tax rate.

(9)
These amounts represent estimated adjustments for net interest expense, income taxes, depreciation and amortization, employee stock-based compensation expense, stock-based retailer incentive compensation expense, contingent consideration, other income and expenses and transaction costs. Employee stock-based compensation expense and stock-based retailer incentive compensation expense include assumptions about the future fair value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).